Exhibit 10.36

EAGLE HOLDING COMPANY I

2017 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

GRANT NOTICE

Unless otherwise defined herein, the terms defined in the Eagle Holding Company I 2017 Equity Incentive Plan, as the same has been or may be amended from time to time in accordance therewith (the “Plan”), shall have the same defined meanings in this Stock Option Agreement, which includes the terms in this Grant Notice (the “Grant Notice”), Appendix A attached hereto, and Appendix B attached hereto (collectively, the “Agreement”).

You have been granted an Option to purchase Shares, subject to the terms and conditions of the Plan and this Agreement, as follows:

Name of Optionee:	[Insert Name of Optionee]

Total Number of Shares Subject to the Option:	[Insert Total Number of Shares Subject to the Option]

Exercise Price per Share	[Insert Exercise Price per Share]

Grant Date:	[Insert Grant Date]

Type of Option:	Non-Qualified Stock Option

Final Expiration Date:	10th anniversary of Grant Date

Vesting Schedule:	This Option will vest and become exercisable in accordance with the vesting schedule set forth in Appendix A, depending on the classification of the Option as follows:

Time Options:	[ ] Shares Subject to the Option

Performance
Options:	[ ] Shares Subject to the Option

Realization Event
Options:	[ ] Shares Subject to the Option

Your signature below indicates your agreement and understanding that this Option is subject to all of the terms and conditions contained in the Agreement (including this Grant Notice and Appendix A and Appendix B to the Agreement) and the Plan. ACCORDINGLY, PLEASE BE SURE TO READ ALL OF APPENDIX A AND APPENDIX B, WHICH CONTAIN THE SPECIFIC TERMS AND CONDITIONS OF THIS OPTION.

OPTIONEE

[Signature Page to Stock Option Agreement]

EAGLE HOLDING COMPANY I

By
Name:
Title:

[Signature Page to Option Agreement]

APPENDIX A TO STOCK OPTION AGREEMENT

ARTICLE I.

GRANT OF OPTION

Section 1.1 Grant of Option. The Company hereby grants to the Optionee the Option to purchase any part or all of an aggregate of the Shares set forth in the Grant Notice to which this Appendix A is attached, upon the terms and conditions set forth in the Plan and this Agreement (including the Grant Notice, this Appendix A and Appendix B). The Optionee hereby agrees that except as required by law, he or she will not disclose to any Person other than the Optionee’s spouse and/or tax or financial advisor (if any) the grant of the Option or any of the terms or provisions hereof without the prior approval of the Administrator.

Section 1.2 Option Subject to Plan. The Option granted hereunder is subject to the terms and provisions of the Plan, except as modified by the terms of this Agreement.

Section 1.3 Exercise Price. The Exercise Price of a Share covered by the Option shall be the Exercise Price per Share as set forth in the Grant Notice (without commission or other charge), subject to adjustment pursuant to the terms hereof and/or the Plan.

ARTICLE II.

VESTING SCHEDULE; EXERCISABILITY

Section 2.1 Vesting and Exercisability of Time Options.

(a) Time-Based Vesting. Except as provided below, the Time Options shall become vested and exercisable as to 20% of the Shares subject to the Time Options on [                    ] (the “Time Option Vesting Commencement Date”) and on each of the first four (4) anniversaries of such date.

(b) Accelerated Vesting of Time Options on Certain Terminations of Service.

(i) In the event of a Termination of Service of the Optionee by the Company or any of its parents or subsidiaries without Cause or by the Optionee for Good Reason prior to the Time Option Vesting Commencement Date, subject to Optionee signing on or after the date of Optionee’s Termination of Service and before the 21st day following Optionee’s Termination of Service, and not revoking, a release of claims substantially in the form attached as Exhibit A to the Employment Agreement (the “Release”), 100% of the Time Options otherwise scheduled to vest on the Time Option Vesting Commencement Date shall immediately become vested and exercisable as of the date the Release becomes effective and non-revocable.

(ii) In the event of a Termination of Service of the Optionee by the Company or any of its parents or subsidiaries without Cause or by the Optionee for Good

Reason on or after the Time Option Vesting Commencement Date, subject to Optionee signing on or after the date of Optionee’s Termination of Service and before the 21st day following Optionee’s Termination of Service, and not revoking, a Release, a pro-rated portion of the Time Options otherwise scheduled to vest on the next anniversary of the Time Option Vesting Commencement Date (based on the number of days of Optionee’s service as a Service Provider during such partial year of service) shall immediately become vested and exercisable as of the date the Release becomes effective and non-revocable.

(iii) In the event of a Termination of Service of the Optionee (i) by the Company or any of its parents or subsidiaries without Cause, (ii) by the Optionee for Good Reason, or (iii) by reason of the Optionee’s death or Disability, in each case, on or following the occurrence of a Change in Control Transaction, subject (except in the event of the Optionee’s death) to Optionee signing on or after the date of Optionee’s Termination of Service and before the 21st day following Optionee’s Termination of Service, and not revoking, a Release, all then-unvested Time Options shall vest and become exercisable as of the date the Release becomes effective and non-revocable.

(c) Liquidity Event Vesting. Upon the occurrence of a Liquidity Event, all then-unvested Time Options shall vest and become exercisable as of immediately prior to such Liquidity Event, provided the Optionee remains continuously in service as a Service Provider through the date of such Liquidity Event.

(d) Significant Sale Vesting. Upon the occurrence of a Significant Sale, if the total percentage of the Time Options that have previously vested and become exercisable is less than the Principal Stockholders’ Sale Percentage with respect to such Significant Sale, a portion of the then-unvested Time Options shall vest and become exercisable as of immediately prior to such Significant Sale, such that the total percentage of the Time Options that shall be vested and exercisable as of immediately prior to such Significant Sale shall equal the Principal Stockholders’ Sale Percentage with respect to such Significant Sale.

Section 2.2 Vesting and Exercisability of Performance Options.

(a) Performance-Based Vesting. Except as provided below, the Performance Options shall be eligible to vest and become exercisable as to 20% of the Shares subject to the Performance Options (each such 20% portion, a “Tranche”) on the last day of each Fiscal Year [        ] through [        ] (each, an “Applicable Year”) as follows:

(i) 100% of the Tranche for an Applicable Year shall vest and become exercisable if the Administrator determines that the EBITDA attained for the Applicable Year equals or exceeds the EBITDA Target for the Applicable Year;

(ii) if the Administrator determines that the EBITDA attained for the Applicable Year is less than the EBITDA Target for the Applicable Year but greater than or equal to 90% of the EBITDA Target for the Applicable Year, then the Tranche for such Applicable Year shall vest as to a percentage determined by adding (1) 50% and (2) the product of (A) the number 5 and (B) the difference between the percentage amount of the EBITDA Target for the Applicable Year actually attained (rounded down to the nearest one-tenth of one percent) and 90.0%. For example, if the EBITDA attained for the [        ] Applicable Year is 92.5% of the EBITDA Target for the [        ] Applicable Year, then 62.5% of the [        ] Tranche would vest (50% + (5 x (92.5% - 90.0%) = 62.5%); and

(iii) notwithstanding the foregoing, in the event that any portion of a Tranche that was eligible to vest in a particular Applicable Year does not vest due to the Company’s failure to attain the EBITDA Target for the Applicable Year, then the unvested portion of the Tranche shall nevertheless remain eligible to vest and become exercisable at the end of any subsequent Applicable Year (a “Catch-Up Year”) if the Administrator determines that the EBITDA attained for the Catch-Up Year equals or exceeds the EBITDA Target for such Catch-Up Year.

(b) Administrator Determination of Performance Vesting. The Administrator shall make the determination as to whether the Financial Targets for an Applicable Year have been met and shall determine the extent, if any, to which the Performance Options have become vested and exercisable as soon as reasonably practicable following the last day of the Applicable Year, with the expectation that such determination will be made within 45 days following the last day of such Applicable Year (the actual date of such determination, the “Performance Determination Date”).

(c) Impact of Certain Terminations of Service.

(i) In the event of a Termination of Service of the Optionee by the Company or any of its parents or subsidiaries without Cause or by the Optionee for Good Reason, if (i) the Performance Determination Date for an Applicable Year that has ended prior to the date of Optionee’s Termination of Service has not yet occurred, and (ii) the Optionee signs on or after the date of Optionee’s Termination of Service and before the 21st day following Optionee’s Termination of Service, and does not revoke, a Release, then the Performance Options that would otherwise be eligible to vest and become exercisable on such Performance Determination Date if the Financial Targets for such completed Applicable Year are determined to have been met shall remain eligible to vest and become exercisable on such Performance Determination Date and shall vest and become exercisable to the extent the Administrator determines that the Financial Targets for such Applicable Year have been met; and

(ii) In the event of a Termination of Service of the Optionee by the Company or any of its parents or subsidiaries without Cause or by the Optionee for Good Reason during an Applicable Year, if Optionee signs on or after the date of Optionee’s Termination of Service and before the 21st day following Optionee’s Termination of Service, and does not revoke, a Release, then a portion of the Performance Options that would otherwise be eligible to vest and become exercisable on the next Performance Determination Date if the Financial Targets for such Applicable Year are determined to have been met shall remain eligible to vest and become exercisable on such Performance Determination Date and shall vest and become exercisable to the extent the Administrator determines that the Financial Targets for such Applicable Year have been met. The number of Performance Options that shall vest and become exercisable under this Section 2.2(c)(ii) shall be equal to the number of Performance Options that would have vested and become exercisable on such Performance Determination Date had the Optionee remained in service as a Service Provider through such Performance Determination Date, multiplied by a fraction, the numerator of which is the number of days during which the Optionee remained in service as a Service Provider during the Applicable Year and the denominator of which is 365.

(d) Liquidity Event Vesting. Subject to Section 2.4, if in connection with a Liquidity Event, on any single date, Liquidity Proceeds both (i) equal or exceed two (2) times the Investment and (ii) result in an IRR that equals or exceeds 17.5% (together the “Liquidity Event Hurdles”), in each case, as determined by the Administrator, then all then unvested Performance Options shall vest and become exercisable as of immediately prior to such Liquidity Event.

(e) Qualifying Sale Vesting. Subject to Section 2.4, upon the occurrence of a Qualifying Sale, if the total percentage of the Performance Options that have previously vested and become exercisable is less than the Principal Stockholders’ Sale Percentage with respect to such Qualifying Sale, a portion of the then-unvested Performance Options shall vest and become exercisable as of immediately prior to such Qualifying Sale, such that the total percentage of the Performance Options that shall be vested and exercisable as of immediately prior to such Qualifying Sale shall equal the Principal Stockholders’ Sale Percentage with respect to such Qualifying Sale. Such accelerated vesting shall apply as of the Qualifying Sale (i) first to any unvested Performance Options in any Tranche that is eligible to vest at the end of the then Catch-Up Year, if any, and then (ii) pro-rata to the total number of unvested Performance Options in any Tranche eligible to vest on the last day of the Applicable Year and any later Applicable Year. Following such Qualifying Sale, Performance Options that remain unvested immediately following a Qualifying Sale shall be eligible to vest in accordance with Section 2.1, Section 2.2 and Section 2.3.

Section 2.3 Vesting and Exercisability of Realization Event Options.

(a) Realization Event Vesting. Subject to Section 2.4, if in connection with a Realization Event, on any single date, both Realization Proceeds (i) equal or exceed two and 3/10th (2.3) times the Investment and (ii) result in an IRR that exceeds 15% (together, the “Realization Event Hurdles”), in each case, as determined by the Administrator, then 100% of the Shares subject to the Realization Event Options shall become vested and exercisable as of immediately prior to the Realization Event; provided, however, that if no Change of Control Transaction occurs prior to the Measurement Date, then such Measurement Date shall be deemed to be a Realization Event and in connection therewith, 100% of the Shares subject to the Realization Event Options shall vest as of such Realization Event if (i) the Effective MOIC equals or exceeds two and 3/10th (2.3) and (ii) the Effective IRR exceeds 15% (the “Effective Realization Event Hurdles”).

(b) Change of Control Transaction Vesting. In the event that the Shares subject to the Realization Event Options have not otherwise vested pursuant to Section 2.3(a) above, subject to Section 2.5, if in connection with a Change of Control Transaction that is completed on or prior to the fifth (5th) anniversary of the Grant Date, the Administrator determines that both (i) the total enterprise value of the Company in such Change of Control Transaction (i.e. the equity purchase price plus the consolidated indebtedness of the Company and its subsidiaries immediately prior to the closing of such Change of Control Transaction minus the consolidated cash of the Company and its subsidiaries immediately prior to the closing of such Change of Control Transaction) is greater than 14 multiplied by the EBITDA of the Company for the 12 months ending on the last day of the most recently completed calendar quarter of the Company prior to execution of the definitive agreement providing for such Change of Control Transaction and (ii) the below EBITDA values (the “COC EBITDA Thresholds”) were met or exceeded in the most recently completed fiscal year prior to completion of the Change of Control Transaction:

Year	EBITDA
[ ]	$	[	]
[ ]	$	[	]
[ ]	$	[	]
[ ]	$	[	]
[ ]	$	[	]

then, 100% of the Shares subject to the Realization Event Options shall become vested and exercisable as of immediately prior to the Change of Control Transaction. For the avoidance of doubt, the opportunity for the Realization Event Options to vest immediately prior to a Change of Control Transaction pursuant to this Section 2.3(b) shall be in addition to the opportunity to vest immediately prior to a Realization Event that is a Change of Control Transaction pursuant to Section 2.3(a).

Section 2.4 Limitations on Exit Option Vesting. If, upon a Realization Event, Liquidity Event or a Qualifying Sale, the vesting of 100% of the Shares subject to the then unvested Performance Options and the then unvested Realization Event Options (collectively, the “Exit Options”) that are eligible to vest in connection with such transaction pursuant to Section 2.2(d) and (e) and Section 2.3 and the participation of such Exit Options (or the Shares underlying such Exit Options) would result in the failure to satisfy the Liquidity Event Hurdles, the Qualifying Sale Hurdles, the Realization Event Hurdles or the Effective Realization Event Hurdles (as applicable, the “Applicable Hurdles”) then such number of the Exit Options (if any) shall become vested and exercisable as to the percentage of Shares subject thereto that will result in, as a result of the Liquidity Event, Realization Event or Qualifying Sale, the achievement of the Applicable Hurdles, in each case, taking into account the vesting of such Shares subject to the Exit Options that so vest and, if applicable, the participation of such Options (or the Shares underlying such Options) in such transaction. Such reduction shall apply pro-rata to all holders of Performance Options and Realization Event Options, as determined by the Administrator. In addition, if the application of this Section 2.4 causes a reduction in the number of Performance Options that vest in connection with a Qualifying Sale, such reduction shall apply pro-rata to the Optionee’s Performance Options, as determined by the Administrator, and such Performance Options that do not vest shall remain eligible to vest in accordance with the other provisions of this Agreement.

Section 2.5 Impact of Certain Terminations of Service Prior to a Qualifying Post-Termination Event. In the event of (i) a Termination of Service of the Optionee by the Company or any of its parents or subsidiaries without Cause or by the Optionee for Good Reason and (ii) a Qualifying Post-Termination Event, if Optionee signs on or after the date of Optionee’s Termination of Service and before the 21st day following Optionee’s Termination of Service, and does not revoke, a Release, then any portion of the Option that would otherwise have vested and become exercisable as a result of the Qualifying Post-Termination Event in accordance with the provisions of Section 2.1, Section 2.2 or Section 2.3 had the Optionee remained in service as a Service Provider through the date of such Qualifying Post-Termination Event shall vest and become exercisable as of such date.

Section 2.6 Discretionary Vesting. The Administrator in its discretion may accelerate the vesting of any portion of the Option that does not otherwise vest pursuant to Section 2.1, Section 2.2 or Section 2.3.

Section 2.7 No Vesting of Options; Forfeiture. Subject to Section 2.1(b), 2.2(c), 2.3(b) and 2.5 but notwithstanding any other provision to the contrary in this Agreement, unless otherwise determined by the Administrator, (a) any portion of the Option that has not become vested and exercisable on or prior to the date of the Optionee’s Termination of Service shall be forfeited on the date of the Optionee’s Termination of Service and shall not thereafter become vested or exercisable and (b) any portion of the Realization Event Option that is not vested and exercisable as of the occurrence of a Realization Event that is a Change of Control Transaction or does not vest and become exercisable as a result of such a Realization Event shall be terminated without consideration upon the occurrence of such a Realization Event.

Section 2.8 Exercisability of the Option. The Optionee shall not have the right to exercise the Option until the date the applicable portion of the Option becomes vested. The date that the applicable portion of the Option becomes vested is referred to herein as the “Exercise Commencement Date.” Subject to Section 8 of the Plan, following the Exercise Commencement Date, the applicable portion of the Option shall be and shall remain exercisable until it becomes unexercisable under Section 2.9. Once the Option becomes unexercisable, it shall be forfeited immediately.

Section 2.9 Expiration of Option.

(a) The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(i) The Final Expiration Date;

(ii) Except for such longer period of time as the Administrator may otherwise approve, 90 days following the Optionee’s Termination of Service for any reason other than Cause, death or Disability, provided, however, that in the event any portion of the Option vests as a result of Section 2.2(c) or Section 2.5, the period described in this Section 2.9(a)(ii) shall be extended until the 90th day after the Performance Determination Date or the date of the Realization Event or Qualifying Sale, as applicable;

(iii) Except as the Administrator may otherwise approve, the Optionee’s Termination of Service for Cause; or

(iv) Except for such longer period of time as the Administrator may otherwise approve, 12 months following the Optionee’s Termination of Service by reason of the Optionee’s death or Disability.

(b) If the Company has a right to repurchase the Optionee’s Option and/or Shares, the Company may exercise such right regardless of whether the Optionee continues to have a right to exercise the Option under this Section 2.9.

Section 2.10 Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable.

Section 2.11 Exercise of Option. The exercise of the Option shall be governed by the terms of this Agreement and the terms of the Plan.

Section 2.12 Manner of Exercise. Unless determined otherwise by the Administrator, as a condition to the exercise of the Option, the Optionee shall (i) notify the Company at least 30 days prior to exercise and no earlier than 90 days prior to exercise that the Optionee intends to exercise and (ii) concurrently with the exercise of the Option, execute the Stockholders Agreement, unless the Optionee has already executed the Stockholders Agreement. This Section 2.12 shall not apply if the Shares underlying the Option are registered on Form S-8.

ARTICLE III.

OTHER PROVISIONS

Section 3.1 Optionee Representation; Not a Contract of Service. The Optionee hereby represents that the Optionee’s execution of this Agreement and participation in the Plan is voluntary and that the Optionee has in no way been induced to enter into this Agreement in exchange for or as a requirement of the expectation of service with the Company or any of its parents and subsidiaries. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue as a Service Provider or shall interfere with or restrict in any way the rights of the Company or its parents and subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without Cause except pursuant to an employment or consulting agreement executed by and between the Company and the Optionee and approved by the Board.

Section 3.2 Application of Plan and Stockholders Agreement.

(a) The Optionee acknowledges that this Option and any Shares acquired upon exercise of the Option are subject to the terms of the Plan and the Stockholders Agreement (as modified by that certain Side Letter between the Company and the Optionee dated as of the Grant Date). In the event of a conflict between the terms of this Agreement and the Plan or the Stockholders Agreement, the terms of this Agreement shall control, except as provided in Section 8 of the Plan.

(b) Notwithstanding anything in the Plan, the Stockholders Agreement or this Agreement to the contrary, in connection with any action by the Administrator, or where the Plan or Agreement states that the Administrator may take an action (including without limitation, a determination) in its “discretion” or in its “sole discretion,” the Administrator agrees that it shall act in good faith to the extent any such action will adversely affect the Option (and any references herein to acts made in “good faith” shall not imply or be interpreted to mean that they are the only acts that must be made in “good faith”).

(c) Notwithstanding anything in the Plan to the contrary, Section 10(j) of the Plan shall not apply to the Option.

(d) Notwithstanding anything in the Plan to the contrary, prior to a Liquidity Event, the Administrator shall not take the action described in Section 8(b)(vi) of the Plan unless the Option shall have become vested and exercisable with respect to 100% of the Shares subject thereto prior to or in connection with the transaction or event in connection with which such action is taken.

(e) Notwithstanding anything in the Plan to the contrary, the Company agrees that the Administrator’s consent under Section 9(a) of the Plan to the transfer of the Option to a trust or similar arrangement for estate planning purposes for the benefit of Optionee’s spouse or lineal descendants will not be unreasonably withheld.

Section 3.3 Adjustments in Financial Targets and COC EBITDA Thresholds. The Financial Targets specified in Appendix B and the COC EBITDA Thresholds in Section 2.3(b) are based upon (i) certain revenue and expense assumptions about the future business of the Company, (ii) a management model prepared by the Company for the projected financial performance of the Company and (iii) the continued application of accounting policies used by the Company as of the date the Option is granted. Accordingly, in the event that, after such date, the Administrator determines, in its sole discretion, that any acquisition or disposition of any business, division or entity by the Company or its subsidiaries, any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, any unusual or nonrecurring transactions or events affecting the Company, or the financial statements of the Company, or change in applicable laws, regulations, or changes in generally accepted accounting principles applicable to, or the accounting policies used by, the Company occurs such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available with respect to the Option, then the Administrator may in good faith and in such manner as it may deem equitable following consultation with the Company’s then Chief Executive Officer, if any, adjust the Financial Targets and the COC EBITDA Thresholds to reflect the projected effect of such transaction(s) or event(s) on the Financial Targets and the COC EBITDA Thresholds. Notwithstanding the foregoing, in the event of any acquisition or disposition by the Company or its subsidiaries of any business, division or entity, the Financial Targets and COC EBITDA Thresholds will be adjusted upon completion of such transaction to take into account the pro forma impact of such acquisition or disposition on the Financial Targets and COC EBITDA Thresholds using forecasts associated with the acquired or disposed of business, division or entity that have been approved by the Administrator.

Section 3.4 Construction. This Agreement shall be administered, interpreted and enforced under the laws of the state of Delaware, disregarding choice-of-law principles of the law of any state that would require the application of the laws of a jurisdiction other than such state. Subject to the foregoing, but notwithstanding any provision of the Plan or the Stockholders Agreement to the contrary, the parties agree that any dispute between the Company and Optionee under the Plan or this Agreement shall be resolved by arbitration in Wilmington, NC in accordance with the dispute resolution terms set forth in the Employment Agreement.

Section 3.5 Equity Securities to be Issued on the Deferred Payment Date. For all purposes of this Appendix A, all equity securities required to be issued to the Principal Stockholders on the Deferred Payment Date (as defined in the Merger Agreement) that are actually issued to the Principal Stockholders will be deemed to have been issued to the Principal Stockholders on the Effective Date and to have been held by the Principal Stockholders at all times on and after the Effective Date through (and including) their actual date of issuance notwithstanding that they are not actually issued until such later issuance date.

ARTICLE IV.

DEFINITIONS

Whenever the following terms are used in this Agreement (including the Grant Notice), they shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms used in this Agreement and not defined below shall have the meaning given such terms in the Plan. The singular pronoun shall include the plural, where the context so indicates.

Section 4.1 Affiliate. “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act. For the purposes of this Agreement, Affiliates of the Company shall include all Principal Stockholders, except where otherwise specified.

Section 4.2 Cause. “Cause” shall have the meaning set forth in the Employment Agreement.

Section 4.3 Change of Control Transaction. “Change of Control Transaction” shall have the meaning set forth in the Stockholders Agreement; provided, however, that the exclusion of a Portfolio Company (as defined in the Stockholders Agreement) of any Sponsor Investor (as defined in the Stockholders Agreement) shall be disregarded.

Section 4.4 Disability. “Disability” shall have the meaning set forth in the Employment Agreement.

Section 4.5 EBITDA. “EBITDA” for a given Fiscal Year shall mean the consolidated net income of the Company and its consolidated subsidiaries determined in accordance with GAAP; as adjusted as follows without duplication:

(a) increased, without duplication, to the extent the same was deducted in calculating the consolidated net income of the Company and its consolidated subsidiaries:

(i) any corporate income tax expenses; plus

(ii) any depreciation, amortization, impairment (including without limitation impairments to goodwill and fixed asset values) and other similar non-cash expenses or charges of the Company and its consolidated subsidiaries; plus

(iii) any equity compensation expenses of the Company and its consolidated subsidiaries (including without limitation stock-based compensation expense, and any expenses associated with the Company’s or any subsidiary’s long-term incentive compensation plan for employees of the Company and its subsidiaries, as may hereafter be amended from time to time); plus

(iv) any management, transaction, monitoring, consulting, advisory and any similar or other fees paid to the Principal Stockholders or their Affiliates and any related expenses (or any accruals for such fees and expenses) and any expenses reimbursed to other Financial Investors (as defined in the Stockholders Agreement) under Section 7.4 of the Stockholders Agreement, plus

(v) any expenses associated with the transactions contemplated by the Merger Agreement, including any expenses relating to the payment of the Additional Merger Consideration (as defined in the Merger Agreement); plus

(vi) any restructuring or similar extraordinary non-recurring charges; plus

(vii) any realized or unrealized foreign exchange losses (including without limitation transaction and remeasurement losses classified as other expense on the face of the financial statements); plus

(viii) any realized or unrealized losses attributable to cost or fair value investments; plus

(ix) any interest expense of the Company and its consolidated subsidiaries; plus

(x) any expenses or losses associated with any sale or other disposition of any assets of the Company or its consolidates subsidiaries; plus

(xi) any expenses or losses associated with discontinued operations; plus

(xii) any purchase accounting related non-cash expenses or losses from an acquisition; plus

(xiii) any expenses or costs incurred to generate future cash savings or cost reductions; plus

(xiv) any costs or expenses incurred with any acquisition, disposition or financing transaction; plus

(xv) any costs or expenses incurred with the integration of an acquired business; and

(b) decreased, without duplication, to the extent the same was included in calculating the consolidated net income of the Company and its consolidated subsidiaries:

(i) any income associated with corporate income taxes; plus

(ii) any realized or unrealized foreign exchange gains (including without limitation transaction and remeasurement gains classified as other income on the face of the financial statements); plus

(iii) any realized or unrealized gains attributable to cost or fair value investments; plus

(iv) any income or gains associated with any sale or other disposition of any assets of the Company or its consolidates subsidiaries; plus

(v) any interest income; plus

(vi) any income associated with the transactions contemplated by the Merger Agreement, including any income relating to the payment of the Additional Merger Consideration (as defined in the Merger Agreement); plus

(vii) any income or gains associated with discontinued operations; plus

(viii) any purchase accounting related non-cash income or gains from an acquisition.

In the event the Company or any of its consolidated subsidiaries incur any extraordinary, non-recurring, one-time or other unusual item in a given Fiscal Year that is not described in clause (a) or (b) above, the Chief Financial Officer will submit a recommendation for an adjustment to EBITDA to the Administrator, which shall promptly consider the recommendation in good faith and make such adjustment to EBITDA for such Fiscal Year as it determines in good faith to be just and equitable. For the avoidance of doubt, the Administrator may make such adjustment in good faith regardless of whether or not the Chief Financial Officer has submitted such a recommendation, provided that the Administrator shall consult with the Chief Financial Officer prior to making such adjustment.

Section 4.6 EBITDA Target. “EBITDA Target” for any given Applicable Year shall be as set forth in Appendix B of this Agreement, subject to the provisions of Section 3.3.

Section 4.7 Effective Date. “Effective Date” shall mean May 11, 2017.

Section 4.8 Effective IRR. “Effective IRR” shall mean, as of the Measurement Date, the annual, compounded internal rate of return achieved as of such date by the Principal Stockholders in respect of the Investment, which IRR shall be based on the Effective Proceeds.

Section 4.9 Effective MOIC. “Effective MOIC” shall mean, as of the Measurement Date, the result obtained by dividing the Effective Proceeds by the Investment.

Section 4.10 Effective Proceeds. “Effective Proceeds” shall mean, as of the Measurement Date, the sum (without duplication) of (a) the aggregate value of any cash received after the Effective Date by the Principal Stockholders in connection with the prior disposition of any portion of the Investment or in connection with the disposition of any property previously exchanged for or in consideration of any portion of the Investment, after taking into account all transaction costs as determined by the Administrator, (b) the aggregate value of any cash received after the Effective Date by the Principal Stockholders from time to time from the Company in the form of dividends or other stockholder distributions in respect of the Investment, (c) the aggregate value of any cash received after the Effective Date by the Principal Stockholders upon disposition of any non-cash dividends or other non-cash stockholder distributions received from time to time from the Company or any successor in respect of the Investment and the fair market value of any non-cash dividends or other non-cash stockholder distributions received by the Principal Stockholders from time to time from the Company or any successor in respect of the Investment not previously disposed of for cash, as determined by the Administrator, and (d) the aggregate fair market value of any portion of the Investment retained by the Principal Stockholders as of the Measurement Date, which to the extent applicable, shall be based upon the Fair Market Value of the Shares as of the Measurement Date. For the avoidance of doubt, Effective Proceeds shall not include (A) any management, transaction or similar fees paid to the Principal Stockholders or Affiliates of the Principal Stockholders, (B) any consideration received pursuant to the Merger Agreement and (C) any consideration received in a Post-Closing Syndication Transfer which is excluded from the definition of “Investment”.

Section 4.11 Employment Agreement. “Employment Agreement” shall mean [                    ].

Section 4.12 Equity Sale. “Equity Sale” shall mean the consummation after the Effective Date of the sale, transfer, conveyance or other disposition of the equity securities of the Company or its successor held, directly or indirectly, by one or more of the Principal Stockholders in exchange for cash, or in the case of any transaction resulting in the exchange for consideration other than cash (“non-cash consideration”) the receipt of cash upon the disposition of such non-cash consideration; provided, that any Post-Closing Syndication Transfer will not be considered an Equity Sale.

Section 4.13 Exercise Price. “Exercise Price” shall mean the exercise price per Share set forth in the Grant Notice.

Section 4.14 Final Expiration Date. “Final Expiration Date” shall mean the final expiration date set forth in the Grant Notice.

Section 4.15 Financial Targets. “Financial Targets” shall mean the EBITDA Targets set forth on Appendix B of this Agreement, subject to Section 3.3.

Section 4.16 Fiscal Year. “Fiscal Year” shall mean the fiscal year of the Company, as in effect from time to time.

Section 4.17 GAAP. “GAAP” shall mean the generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, as in effect from time to time.

Section 4.18 Good Reason. “Good Reason” shall have the meaning set forth in the Employment Agreement.

Section 4.19 Grant Date. “Grant Date” shall be the grant date set forth in the Grant Notice.

Section 4.20 Grant Notice. “Grant Notice” shall mean the Grant Notice referred to in Section 1.1 of this Agreement, which Grant Notice is for all purposes a part of the Agreement.

Section 4.21 Investment. “Investment” shall mean any investment of funds on or after the Closing Date (as defined in the Merger Agreement) by the Principal Stockholders, directly or indirectly, in equity securities of the Company and its subsidiaries (but excluding the funds invested by the Principal Stockholders directly or indirectly in any Shares transferred in a Post-Closing Syndication Transfer (as defined in the Merger Agreement) unless such Shares continue to be held by a Principal Stockholder following completion of such Post-Closing Syndication Transfer); provided, that the Investment of each of Hellman & Friedman Capital Partners VII, L.P., Hellman & Friedman Capital Partners VII (Parallel), L.P., H&F Executives VII, L.P. and HFCP VII (Parallel-A), L.P. made in respect of the shares of Common Stock issued to each of them on the Closing Date shall be deemed to equal $27.086 per share of Common Stock and, provided further, that in the event of a Post-Closing Syndication Transfer in which the Shares relating to such Post-Closing Syndication Transfer continue to be held by a Principal Stockholder, then the transferee shall be deemed to have made an Investment in respect of such Shares equal to the amount paid to the Company in consideration for the issuance of such Shares (whether paid by the transferee or the transferor) and the transferor shall be deemed to have not made any Investment in respect of such Shares.

Section 4.22 IPO. “IPO” shall mean the first firm commitment underwritten offering of Common Stock of the Company or its successor entity or any parent holding company of the Company that directly or indirectly owns all of the outstanding Common Stock of the Company, pursuant to an effective registration statement under the Securities Act, and the rules and regulations in effect thereunder.

Section 4.23 IRR. “IRR” shall mean, as of the relevant date, the annual, compounded internal rate of return achieved as of such date by the Principal Stockholders in respect of the Investment, which IRR shall be based on (i) the Liquidity Proceeds (in the case of Section 2.2(d)), (ii) the Realization Proceeds or Effective Proceeds, as applicable (in the case of Section 2.3(a)) or (iii) the Sale Proceeds (in the case of Section 2.2(e)), in each case of (i), (ii) or (iii), actually received or held by the Principal Stockholders as of the relevant date.

Section 4.24 Liquidity Event. “Liquidity Event” shall mean either (a) the consummation of the sale, transfer, conveyance or other disposition in one or a series of transactions, of the equity securities of the Company or its successor held, directly or indirectly, by all of the Principal Stockholders in exchange for cash, or in the case of any transaction resulting in the exchange for consideration other than cash (“non-cash consideration”) the receipt of cash upon the disposition of such non-cash consideration, such that immediately following such transaction or disposition (or series of transactions or dispositions), the equity securities held, directly or indirectly, by all of the Principal Stockholders is, in the aggregate, less than 30% of the equity securities (as such securities may be adjusted for the occurrence of a stock split, reverse stock split, or other corporate event) held, directly or indirectly, by all of the Principal Stockholders as of the Effective Date; or (b) the consummation of the sale, lease, transfer, conveyance or other disposition (other than by way of merger, equity purchase or consolidation), in one or a series of transactions, of all or substantially all of the assets of the Company, or the Company and its subsidiaries taken as a whole, to any “person” (as such term is defined in Section 13(d)(3) of the Exchange Act) other than to any Principal Stockholders or an Affiliate of any Principal Stockholders.

Section 4.25 Liquidity Proceeds. “Liquidity Proceeds” shall mean, the sum (without duplication) of (a) the aggregate fair market value of the consideration actually received by the Principal Stockholders after the Effective Date on their Investment in connection with a Liquidity Event, after taking into account all post-closing adjustments, and assuming exercise of all options and warrants to purchase equity securities of the Company outstanding as of the effective date of such Liquidity Event (after giving effect to any dilution of securities or instruments arising in connection with such Liquidity Event); provided however, that if the Principal Stockholders retain any Investment or portion thereof following such Liquidity Event, the fair market value of such Investment (or portion) immediately following such Liquidity Event shall be deemed “consideration received” for purposes of calculating the Liquidity Proceeds, and provided further that the fair market value of any non-cash consideration (including stock) shall be determined by the Administrator in its sole discretion as of the date of such Liquidity Event plus (b) the aggregate value of any cash received after the Effective Date in connection with the prior disposition of any portion of the Investment or in connection with the disposition of any property previously for or in consideration of any portion of the Investment prior to such Liquidity Event, plus (c) the aggregate value of any cash received after the Effective Date from time to time from the Company or any successor in the form of dividends or other stockholder distributions in respect of the Investment plus (d) the aggregate value of any cash received after the Effective Date upon disposition of any non-cash dividends or other non-cash stockholder distributions received from time to time from the Company or any successor in respect of the Investment and the fair market value of any non-cash dividends or other non-cash stockholder distributions received from time to time from the Company or any successor in respect of the Investment not previously disposed of for cash, as determined by the Administrator in its sole discretion as of the date of the Liquidity Event. Notwithstanding the foregoing, in no event shall Liquidity Proceeds include any consideration received by the Principal Stockholders and their Affiliates (i) pursuant to the Merger Agreement, (ii) pursuant to the Post-Closing Syndication Transfer which is excluded from the definition of “Investment” or (iii) in respect of any management, transaction or similar fees.

Section 4.26 Measurement Date. “Measurement Date” shall mean the date of the third anniversary of an IPO.

Section 4.27 Merger Agreement. “Merger Agreement” shall mean that certain Agreement and Plan of Merger dated as of April 26, 2017, by and among Eagle Holding Company I, Eagle Holding Company II, LLC, Eagle Reorganization Merger Sub, Inc., Eagle Buyer, Inc., and Jaguar Holding Company I, as amended, supplemented or otherwise modified from time to time.

Section 4.28 Option. “Option” shall mean the option to purchase Common Stock granted under this Agreement.

Section 4.29 Optionee. “Optionee” shall be the Person designated as such in the Grant Notice.

Section 4.30 Performance Options. “Performance Options” shall mean the portion of the Option designated as Performance Options in the Grant Notice.

Section 4.31 Plan. “Plan” shall mean the Eagle Holding Company I 2017 Equity Incentive Plan.

Section 4.32 Qualifying Post-Termination Event. “Qualifying Post-Termination Event” shall mean a Realization Event or a Liquidity Event that either (i) is consummated within 3 months after the date of Optionee’s Termination of Service or (ii) if definitive transaction documents are executed within 3 months after the date of Optionee’s Termination of Service, is consummated within 12 months after the date of Optionee’s Termination of Service.

Section 4.33 Qualifying Sale. “Qualifying Sale” shall mean a Significant Sale in connection with which or prior to which the Qualifying Sale Hurdles are or have been attained. Whether a Significant Sale constitutes a Qualifying Sale shall be determined by the Administrator in connection with each Significant Sale.

Section 4.34 Qualifying Sale Hurdles. “Qualifying Sale Hurdles” shall mean, as of any single date, the Sale Proceeds both (i) equal or exceed two (2) times the Investment and (ii) result in an IRR that equals or exceeds 17.5%.

Section 4.35 Realization Event. “Realization Event” shall mean the receipt by the Principal Stockholders of Realization Proceeds; provided, however, that there shall be no Realization Event after the occurrence of a Change of Control Transaction, and a Change of Control Transaction shall be the final Realization Event.

Section 4.36 Realization Event Options. “Realization Event Options” shall mean the portion of the Option designated as Realization Event Options in the Grant Notice.

Section 4.37 Realization Proceeds. “Realization Proceeds” shall mean, as of the relevant date, in all cases, as determined by the Administrator in its sole discretion and (1) excluding (A) any management, transaction or similar fees, received by the Principal Stockholders or any of their Affiliates, (B) any consideration received pursuant to the Merger Agreement and (C) any consideration received in a Post-Closing Syndication Transfer which is excluded from the definition of “Investment”, (2) assuming the exercise of all options and warrants to purchase equity securities of the Company outstanding as of such date, (3) without duplication and (4) taking into account all post-closing adjustments:

(a) If on such date the equity securities of the Company held, directly or indirectly, by all of the Principal Stockholders is, in the aggregate, greater than or equal to 40% of the equity securities (as such securities may be adjusted for the occurrence of a stock split, reverse stock split, or other corporate event) of the Company held, directly or indirectly, by all of the Principal Stockholders as of the Effective Date, the sum (without duplication) of (i) the aggregate amount of any cash, and the aggregate fair market value of any publicly traded securities which the Principal Stockholders are not contractually prohibited from selling, received after the Effective Date in connection with the Realization Event and any prior disposition after the Effective Date of any portion of the Investment or in connection with the disposition of any property (including non-publicly traded securities) previously exchanged for or received after the Effective Date in consideration of any portion of the Investment, plus (ii) the aggregate amount of any cash, and the aggregate fair market value of any publicly traded securities which the Principal Stockholders are not prohibited from selling, received after the Effective Date from time to time from the Company or any successor in the form of dividends or other stockholder distributions in respect of the Investment plus (iii) the aggregate value of any cash received after the Effective Date upon disposition of any non-cash dividends or other non-cash stockholder distributions (other than dividends or distribution of publicly traded securities covered in clause (i) or clause (ii) above) received after the Effective Date from time to time from the Company or any successor in respect of the Investment; and

(b) If on such date the equity securities of the Company held, directly or indirectly, by all of the Principal Stockholders is, in the aggregate, less than 40% of the equity securities (as such securities may be adjusted for the occurrence of a stock split, reverse stock split, or other corporate event) of the Company held, directly or indirectly, by all of the Principal Stockholders as of the Effective Date, or such date is the date of a Change of Control Transaction, the sum (without duplication) of (i) the amount set forth in clause (a) of this Section plus (ii) the fair market value determined in a commercially reasonable manner of any non-cash dividends or other non-cash stockholder distributions (other than publicly traded securities covered in clause (a) above) received after the Effective Date from time to time from the Company or any successor in respect of the Investment not previously disposed of for cash plus (iii) the aggregate fair market value determined in a commercially reasonable manner of any property received after the Effective Date in connection with the prior disposition of any portion of the Investment not previously disposed of for cash plus (iv) the aggregate fair market value of any portion of the Investment retained by the Principal Stockholders as of the relevant date based upon the Fair Market Value of the Shares as of such date.

Section 4.38 Sale Percentage. “Sale Percentage” shall mean with respect to a Significant Sale, the percentage of the Principal Stockholders’ total aggregate equity securities in the Company that are sold or transferred in connection with such Significant Sale plus the percentage of the Principal Stockholders’ total aggregate equity securities in the Company sold in all prior Equity Sales, in each case based on the largest amount of equity securities (as such securities may be adjusted for the occurrence of a stock split, reverse stock split or other corporate event) held by the Principal Stockholders at any time at or following the Effective Date.

Section 4.39 Sale Proceeds. “Sale Proceeds” with respect to any Significant Sale shall mean (without duplication) (a) the aggregate amount of cash received by the Principal Stockholders in connection with such Significant Sale, plus (b) the aggregate amount of cash received by the

Principal Stockholders in connection with each prior Equity Sale, plus (c) the aggregate amount of any cash received by the Principal Stockholders after the Effective Date from the Company or any successor in the form of dividends or other stockholder distributions in respect of the Investment, plus (d) the aggregate amount of any cash received after the Effective Date by the Principal Stockholders upon disposition of any non-cash dividends or other non-cash stockholder distributions received from the Company or any successor in respect of the Investment. For the avoidance of doubt, Sale Proceeds shall not include (i) any management, transaction or similar fees paid to the Principal Stockholders or Affiliates of the Principal Stockholders, (ii) any consideration received by the Principal Stockholders pursuant to the Merger Agreement or (iii) any consideration received by the Principal Stockholders in respect of any Post-Closing Syndication Transfer which is excluded from the definition of “Investment”.

Section 4.40 Share. “Share” shall mean a share of Common Stock (which may be voting or non-voting, as provided in the Plan).

Section 4.41 Significant Sale. “Significant Sale” shall mean an Equity Sale after which the equity securities of the Company or its successor held, directly or indirectly, by all of the Principal Stockholders is, in the aggregate, less than 50% of the equity securities (as such securities may be adjusted for the occurrence of a stock split, reverse stock split, or other corporate event) held, directly or indirectly, by all of the Principal Stockholders as of the Effective Date. For the avoidance of doubt, once the first Significant Sale has occurred, each subsequent Equity Sale shall constitute a “Significant Sale” until a Liquidity Event has occurred.

Section 4.42 Time Options. “Time Options” shall mean the portion of the Option designated as Time Options in the Grant Notice.

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APPENDIX B TO STOCK OPTION AGREEMENT

FINANCIAL TARGETS

(US$ Millions as of the end of the Applicable Year)

EBITDA Target